UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 16, 2013

KONARED CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-176429	99-0366971
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2829 Ala Kalani Kaumaka St., Suite F-133, Koloa, HI 96756
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 808.212.1553

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 1, 2013, Steven Schorr has ceased to be Chief Scientific Officer and Chief Operations Officer of our company and, in connection therewith, the consulting agreement (the “Consulting Agreement”) dated October 4, 2013 with Bioponic Phytoceauticals, Inc. (“Bioponic”), a company controlled by Mr. Schorr whereby Mr. Schorr provided Chief Scientific Officer and Chief Operations Officer duties, was terminated.

The foregoing was mutually agreed to amongst the parties as a result of our company’s desire to make available working capital for other operational matters and as a result of Mr. Schorr’s and Bioponic’s respective operational duties being substantially complete.

Mr. Schorr will continue to be a director of our company and the mutual decision to effect the termination was not due to any disagreements between Mr. Schorr or Bioponic and the company on any matter relating to our company’s operations, policies, or practices. In addition to remaining a director of our company, Mr. Schorr will remain available to offer consulting services to our company on an as needed basis.

In connection with the foregoing and to reflect outstanding compensation matters, Bioponic and our company entered into a termination agreement dated December 16, 2013 and effective November 1, 2013 (the “Termination Agreement”), whereby, among other things:

1.
Our company agreed to pay an aggregate of $120,000 to Bioponic, which equals one year’s salary under the Consulting Agreement, with such amount to be paid in three installments of (i) $20,000 upon execution the Termination Agreement, (ii) $60,000 on November 15th, 2013; and (iii) $40,000 by February 1st, 2014.

2.	The 1,000,000 five-year warrants to purchase shares of our common stock issued to Bioponic upon entry into the Consulting Agreement shall not be cancelled.

3.	Any other outstanding balance currently owed to Bioponic will be split evenly among the three installments.

As a founder, director and executive officer of our business, we express our gratitude and recognition to Mr. Schorr for his valuable service and continued service in his capacity as a director of our company.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is filed as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Termination Agreement dated as of December 16, 2013 and effective November 1, 2013 between Konared Corporation and Bioponic Phytoceauticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

/s/ Shaun Roberts
Shaun Roberts
President, Chief Executive Officer and Director

December 18, 2013